Exhibit 99.5

Spectral AI Secures Access to $12.5 Million of New Equity Capital

Issuance of Convertible Instrument Balances Certainty, Timing, and Execution

Capital Supports Strategic Imperatives and Commercialization Initiatives

DALLAS, March 20, 2024 -- Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced that it has entered into a fixed price prepaid advance and standby equity purchase agreement (“SEPA”) with a long-only investor. Total capacity under the SEPA is $30.0 million, consisting of a prepaid advance of $12.5 million, $5.0 million of which was funded today with a fixed conversion price of $3.16. Any additional draws above the prepaid advances are at the sole discretion of the Company.

“We are pleased to announce this equity funding as we pivot to commercialization while continuing our research and development activities,” said Peter M. Carlson, CEO of Spectral AI. “Together with our non-dilutive funding from various U.S. Government agencies, this new equity-linked instrument supports our strategic imperatives. We deployed our first burn device in the U.K. last week and continue to focus on clinical trials in the U.S., accelerating towards the commercialization of the diabetic foot ulcer indication and the burn indication. These are exciting milestones for Spectral AI, and I thank the team for their continued contributions to these key initiatives.”

Key terms of the SEPA and related documents include:

●	A prepaid advance in total of $12.5 million, paid as (i) $5.0 million at the initial closing, (ii) $5.0 million upon the effectiveness of the initial Registration Statement to be filed by the Company, and (iii) $2.5 million to be paid 60 days later.

●	Maturity of each tranche of the prepaid advance is 12 months from the date of the related funding.

●	Following a 45-day grace period, the prepaid advance amortizes over 7 months in the amount of $1.75 million of principal per month plus a 7% payment premium. No amortization is required if the investor converts at the fixed price.

●	The fixed conversion price is fixed at 120% of the three-day volume weighted average price as of the last trading day prior to the date of each funding.

●	The SEPA will replace the Company’s existing committed equity facility.

●	Additional drawdowns are at the sole discretion of the Company.

Northland Capital Markets advised the Company and acted as the sole placement agent.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView® System. DeepView® is a predictive diagnostic device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal to change current standard of care in the future, DeepView® is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about DeepView®, visit www.spectral-ai.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Investors:

The Equity Group
Devin Sullivan	Conor Rodriguez
Managing Director	Analyst
dsullivan@equityny.com	crodriguez@equityny.com

Media:

Russo Partners
David Schull
Russo Partners
(858) 717-2310
david.schull@russopartnersllc.com